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                                                                EXHIBIT 99(a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF

                      INNOVATIVE VALVE TECHNOLOGIES, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
               NEW YORK CITY TIME, ON TUESDAY, DECEMBER 21, 1999,
                         UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery or a notice substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing the shares of common stock, $.001 par value per share (the "Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights," and together with the Common Stock, the "Shares"), of Innovative Valve Technologies, Inc., a Delaware corporation, are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Equiserve (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See
Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:
                                   Equiserve

           By Mail:                       By Facsimile:                      By Hand:
           Equiserve               (For Eligible Institutions                Equiserve
       Corporate Actions                      Only)                 c/o Securities Transfer and
          Suite 4660                 (201) 324-3402 or (201)         Reporting Services, Inc.
         P.O. Box 2569                      324-3403                  Attn: Corporate Actions
  Jersey City, NJ 07303-2569                                       100 William Street, Galleria
                                      Confirm by Telephone              New York, NY 10038
                                         (201) 222-4707
                                                                       By Overnight Courier:
                                                                             Equiserve
                                                                   Corporate Actions, Suite 4860
                                                                     14 Wall Street, 8th Floor
                                                                        New York, NY 10005

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURE. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to the Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED
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Ladies and Gentlemen:

     The undersigned hereby tenders to Forrest Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Flowserve Corporation, a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 22, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:
                 ---------------------------------------------------------------

Certificate Nos. (if applicable):

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Complete if Shares will be delivered by book-entry transfer at The Depository
Trust Company

Account Number:
               -----------------------------------------------------------------
at the Depository Trust Company

Date:
     ---------------------------------------------------------------------------

Name(s) of Record Holder(s):
                            ----------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             (PLEASE TYPE OR PRINT)

Address(es):
            --------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                      (ZIP CODE)

Area Code and Tel. No.:
                       ---------------------------------------------------------

Signature(s):
             -------------------------------------------------------------------

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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby guarantees that either the certificates evidencing the Shares tendered hereby, in proper form for transfer, or a timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in and pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees (or in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase)), and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three Nasdaq National Market trading days after the date hereof.

Name of Firm:
             -------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                      (ZIP CODE)

Area Code and Tel. No.:
                       ---------------------------------------------------------

--------------------------------------------------------------------------------
                             (AUTHORIZED SIGNATURE)

Name:
     ---------------------------------------------------------------------------
                             (PLEASE TYPE OR PRINT)

Title:
      --------------------------------------------------------------------------


NOTE: DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD ONLY BE SENT TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

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